Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 333-30782) pertaining to The Investment-Incentive Plan for John Hancock Employees and the John Hancock Savings and Investment Plan of John Hancock Financial Services, Inc., (b) the Registration Statement (Form S-8 No. 333-30718) pertaining to the John Hancock Financial Services, Inc. Long-Term Stock Incentive Plan, (c) the Registration Statement (Form S-8 No. 333-52034) pertaining to The Investment Incentive Plan for the Employees of the John Hancock Funds Companies and (d) the Registration Statement (Form S-8 No. 333-55064) pertaining to the John Hancock Financial Services, Inc. Incentive Compensation Plan for Employees, Long-Term Incentive Plan for Senior Executives and Deferred Compensation Plan for Executives of our report dated February 8, 2001 with respect to the consolidated financial statements of John Hancock Financial Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 23, 2001